3.2

Exhibit 3.2

FILED # C 8551-98

SEP 11 2002

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

FOR

GREENVOLT POWER CORP.

Greenvolt Power, Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada, hereby certifies, pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes, that:

FIRST: That the Stockholders authorized the Board of Directors to amend the Articles of Incorporation to change the name of the Corporation pursuant to Section 78.320 of the Nevada Revised Statutes.

SECOND: This Certificate of Amendment of the Articles of Incorporation of the Corporation has been duly adopted in accordance with Section 78.315 of the Nevada Revised Statutes.

THIRD: Article I of the Articles of Incorporation is hereby amended as follows:

Article I
NAME OF THE CORPORATION

The name of the corporation shall be, Satellite Enterprises Corp.

FOURTH: That the Stockholders authorized the Board of Directors to amend the Articles of Incorporation to effect a one for one hundred reverse split of the Corporation's common stock. Accordingly, Article IV of the Articles of Incorporation is hereby amended as follows:

Article V
AUTHORIZATION OF CAPITAL STOCK

There are currently 25,855,240 common stock shares issued and outstanding. The Stockholders and the Board of Directors hereby approve a 1 for 100 reverse split of the common stock of the company effective on the close of business on September 15, 2002. After the reverse split, there will be 258,552 shares issued and outstanding. The par value will remain unchanged at $0.001, and the number of authorized shares of

common stock will remain unchanged at 200,000,000. All fractional shares are to be rounded up.

All other provisions of Article IV are to remain the same.

FIFTH: The amendments set forth above was adopted by a unanimous vote of the Board of Directors and stockholders holding in excess of a majority of the outstanding voting securities of the Corporation by written consent pursuant to Sections 78.320 and 78.315 of the Nevada Revised Statutes, as follows:

As of August 28, 2002, the record date for the meeting of shareholders, the number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 25,855,240; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

IN WITNESS WHEREOF, the undersigned certifies under penalty of perjury that he has read the foregoing Certificate of Amendment of the Articles of Incorporation and knows the contents thereof, and that the statements therein are true, and has caused this Certificate of Amendment to be signed this 4th day of September, 2002.

/s/ Robert Hodge
Robert Hodge
President and Secretary

~~State~~ of CITY OF CALGARY
~~County~~ of PROVINCE OF ALBERTA; CANADA.

On SEPTEMBER 5, 2002 personally appeared before me, a Notary Public, ROBERT HODGE, who acknowledged that he executed the above instrument.

/s/
Signature of Notary
T.M. RYDER
Barrister & Solicitor

SEP-11-2002 12:09 FROM TO 14032827315 P.02

(PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF

FILE NUMBER

GreenVolt Power Corp.
(Name of Corporation)

A Nevada CORPORATION FOR THE FILING PERIOD 2002 TO 2003
(State of Incorporation)

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:

Valerie Back
444 Elm Street
Elko, Nevada 89801

☐ IF AGENT INFORMATION HAS CHANGED, PLEASE SEE ATTACHED INSTRUCTIONS ON HOW TO OBTAIN THE APPROPRIATE FORM.

Office Use Only

01-02-135
02-03-135

FILED #

SEP 1 1 2002

IN THE OFFICE OF
[signature]
[illegible] SECRETARY OF STATE

Important. Read instructions before completing and returning this form.

1. [illegible] FORM WILL BE RETURNED IF UNSIGNED.
2. [illegible]
3. [illegible] registration with this office.
4. [illegible] ENCLOSE A SELF-ADDRESSED STAMPED ENVELOPE. [illegible]
5. Return the completed form to: Secretary of State, [illegible] North Carson Street, Carson City, NV [illegible] (775) [illegible]

FILING FEE: [illegible] LATE PENALTY: [illegible]

NAME		TITLE(S)		
Robert Hodge		PRESIDENT		
PO BOX	STREET ADDRESS	CITY	ST	ZIP
	20 Varcrest Place, N.W.	Calgary, Alberta	Canada.	T3A 0B9
Robert Hodge		SECRETARY		
	20 Varcrest Place, N.W.	Calgary, Alberta	Canada	T3A 0B9
Robert Hodge		TREASURER		
	20 Varcrest Place, N.W.	Calgary, Alberta	Canada	T3A 0B9
Robert Hodge		DIRECTOR		
	20 Varcrest Place, N.W.	Calgary, Alberta	Canada	T3A 0B9
		DIRECTOR		
		DIRECTOR		

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of chapter 364A of NRS.

X Signature of officer [signature]

Title(s) President

Date September 10, 2002

STATE OF NEVADA

SECRETARY OF STATE

CERTIFICATE OF REINSTATEMENT

I, **DEAN HELLER**, the duly elected Secretary of State of the State of Nevada, do hereby certify that **GREENVOLT POWER CORP** a corporation formed under the laws of the State of **NEVADA** having paid all filing fees, licenses, penalties and costs, ir. accordance with the provisions of Title 7 of the Nevada Revised Statutes as amended, for the years and in the amounts as follows:

2001-2002	List of Officers + penalty	$135.00
2002-2003	List of Officers + penalty	$135.00
Reinstatement		$200.00
total		$470.00

and otherwise complied with the provisions of said section, the said corporation has been reinstated, and that by virtue of such reinstatement it is authorized to transact its business in the same manner as if the aforesaid filing fees, licenses, penalties and costs had been paid when due.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office in Las Vegas, Nevada, on **September 11, 2002.**

DEAN HELLER
Secretary of State

By:
Certification Clerk